Exhibit 99

Accenture Reports Second-Quarter Fiscal 2014 Results

— Revenues increase 1% in U.S. dollars and 3% in local currency to $7.13 billion —

— EPS are $1.03; operating income is $951 million, with operating margin of 13.3% —

— Record new bookings of $10.1 billion include consulting bookings of $4.6 billion and outsourcing bookings of $5.5 billion —

— Company declares semi-annual cash dividend of $0.93 per share —

— Company updates business outlook for fiscal 2014 —

NEW YORK; Mar. 27, 2014 — Accenture (NYSE: ACN) reported financial results for the second quarter of fiscal 2014, ended Feb. 28, 2014, with net revenues of $7.13 billion, an increase of 1 percent in U.S. dollars and 3 percent in local currency over the same period last year, within the company’s guided range.

Diluted earnings per share were $1.03, compared with $1.65 for the second quarter last year, which included benefits of $243 million, or $0.34 per share, from final determinations of prior-year U.S. federal tax liabilities and $224 million, or $0.31 per share, from a reduction in reorganization liabilities. Excluding these benefits, diluted EPS for the second quarter last year were $1.00.

Operating income for the quarter was $951 million, or 13.3 percent of net revenues, compared with $1.16 billion, or 16.5 percent of net revenues, for the second quarter last year, which included the benefit of $224 million from the reduction in reorganization liabilities. Excluding the benefit, operating income for the second quarter of fiscal 2013 was $940 million, or 13.3 percent of net revenues.

New bookings for the quarter were a record $10.1 billion, with consulting bookings of $4.6 billion and outsourcing bookings of $5.5 billion.

Pierre Nanterme, Accenture’s chairman and CEO, said, “In the second quarter, we delivered revenues within our guided range, reported solid earnings per share and returned substantial cash to shareholders. We continued to see very strong demand for our services, with $10.1 billion in new bookings, including record consulting and record outsourcing bookings.

“Looking ahead, we are well-positioned to deliver our business outlook for the year, given our outstanding year-to-date bookings of $18.8 billion as well as the activity and client interest we see in the marketplace. We remain focused on the successful execution of our growth strategy, and are confident in our ability to deliver value to our clients and our shareholders.”

Financial Review

Revenues before reimbursements (“net revenues”) for the second quarter of fiscal 2014 were $7.13 billion, compared with $7.06 billion for the second quarter of fiscal 2013, an increase of

1 percent in U.S. dollars and 3 percent in local currency, and within the company’s guided range of $6.95 billion to $7.25 billion.  The foreign-exchange impact for the quarter was approximately negative 1.5 percent, consistent with the assumption provided in the company’s first-quarter earnings release.

▪	Consulting net revenues for the quarter were $3.70 billion, a decrease of 1 percent in U.S. dollars and flat in local currency compared with the second quarter of fiscal 2013.

▪	Outsourcing net revenues were $3.43 billion, an increase of 4 percent in U.S. dollars and 5 percent in local currency over the second quarter of fiscal 2013.

Diluted EPS for the quarter were $1.03, compared with $1.65 for the second quarter last year, which included $0.65 in benefits from final determinations of prior-year tax liabilities and reductions in reorganization liabilities. Excluding these benefits, EPS for the second quarter last year were $1.00. The $0.03 increase from adjusted EPS last year reflects:

▪	$0.01 from higher revenue and operating results;

▪	$0.01 from a lower effective tax rate excluding the impact last year of final determinations of prior-year tax liabilities and the reduction in reorganization liabilities; and

▪	$0.03 from a lower share count

partially offset by:

▪	$0.02 from lower non-operating income.

Gross margin (gross profit as a percentage of net revenues) for the quarter was 31.3 percent, compared with 31.6 percent for the second quarter last year. Selling, general and administrative (SG&A) expenses for the quarter were $1.28 billion, or 17.9 percent of net revenues, compared with $1.29 billion, or 18.3 percent of net revenues, for the second quarter last year.

Operating results for the quarter reflect lower contract profitability, primarily due to pricing pressures and higher payroll costs and, to a lesser extent, lower margins in the early stages of a few large contracts.  Operating results also reflect a higher level of investment in the quarter to build new capabilities including strategic acquisitions to enhance the company’s capabilities in key growth areas. These factors were offset by a reduction in variable compensation expense compared to the second quarter of fiscal 2013.

Operating income for the quarter was $951 million, or 13.3 percent of net revenues, compared with $1.16 billion, or 16.5 percent of net revenues, for the second quarter last year, which included the $224 million reorganization benefit. Excluding the reorganization benefit, operating income for the second quarter last year was $940 million, or 13.3 percent of net revenues.

The company’s effective tax rate for the quarter was 24.0 percent, compared with negative 0.5 percent for the second quarter last year. Excluding benefits from the final determinations of prior-year U.S. federal tax liabilities and the reduction in reorganization liabilities, the effective tax rate for the second quarter last year was 24.8 percent.

Net income for the quarter was $722 million, compared with $1.19 billion for the second quarter last year, which included the favorable impact of both the $224 million reorganization benefit and the $243 million from final determinations of prior-year tax liabilities.

Operating cash flow for the quarter was $292 million, and property and equipment additions were $76 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $216 million. For the same period last year, operating cash flow was $634 million; property and equipment additions were $90 million; and free cash flow was $544 million.

Days services outstanding, or DSOs, were 33 days, compared with 31 days at Aug. 31, 2013 and 31 days at Feb. 28, 2013.

Accenture’s total cash balance at Feb. 28, 2014 was $3.7 billion, compared with $5.6 billion at Aug. 31, 2013. The lower cash balance at Feb. 28, 2014 was principally due to share repurchases and cash dividend payments, as well as funds used for business acquisitions.

Utilization for the quarter was 87 percent, compared with 87 percent for the first quarter of fiscal 2014 and 88 percent for the second quarter of fiscal 2013. Attrition for the second quarter of fiscal 2014 was 12 percent, compared with 11 percent for both the first quarter of fiscal 2014 and the second quarter of fiscal 2013.

New Bookings

New bookings for the second quarter were $10.1 billion and reflect a negative 2 percent foreign-currency impact compared with new bookings in the second quarter last year.

▪	Consulting new bookings were $4.6 billion, or 46 percent of total new bookings.

▪	Outsourcing new bookings were $5.5 billion, or 54 percent of total new bookings.

Net Revenues by Operating Group

Net revenues by operating group were as follows:

▪	Communications, Media & Technology: $1.41 billion, compared with $1.41 billion for the second quarter of fiscal 2013, flat in U.S. dollars and an increase of 2 percent in local currency.

▪	Financial Services: $1.56 billion, compared with $1.51 billion for the second quarter of fiscal 2013, an increase of 4 percent in U.S. dollars and 5 percent in local currency.

▪	Health & Public Service: $1.18 billion, compared with $1.19 billion for the second quarter of fiscal 2013, a decrease of 1 percent in U.S. dollars and an increase of 1 percent in local currency.

▪	Products: $1.75 billion, compared with $1.68 billion for the second quarter of fiscal 2013, an increase of 4 percent in U.S. dollars and 5 percent in local currency.

▪	Resources: $1.22 billion, compared with $1.25 billion for the second quarter of fiscal 2013, a decrease of 2 percent in U.S. dollars and flat in local currency.

Net Revenues by Geographic Region

Net revenues by geographic region were as follows:

▪	Americas: $3.36 billion, compared with $3.28 billion for the second quarter of fiscal 2013, an increase of 2 percent in U.S. dollars and 4 percent in local currency.

▪	Europe, Middle East and Africa (EMEA): $2.86 billion, compared with $2.80 billion for the second quarter of fiscal 2013, an increase of 2 percent in U.S. dollars and flat in local currency.

▪	Asia Pacific: $908 million, compared with $978 million for the second quarter of fiscal 2013, a decrease of 7 percent in U.S. dollars and an increase of 4 percent in local currency.

Returning Cash to Shareholders

Accenture continues to return cash to shareholders through cash dividends and share repurchases.

Dividend

Accenture plc has declared a semi-annual cash dividend of $0.93 per share on Accenture plc Class A ordinary shares for shareholders of record at the close of business on April 11, 2014, and Accenture SCA will declare a semi-annual cash dividend of $0.93 per share on Accenture SCA Class I common shares for shareholders of record at the close of business on April 8, 2014. These dividends are both payable on May 15, 2014.

Combined with the semi-annual cash dividend of $0.93 per share paid on Nov. 15, 2013, this will bring the total dividend payments for the fiscal year to $1.86 per share, for total projected cash dividend payments of approximately $1.3 billion.

Share Repurchase Activity

During the second quarter of fiscal 2014, Accenture repurchased or redeemed 9.2 million shares, including approximately 6.5 million shares repurchased in the open market, for a total of $739 million. This brings Accenture’s total share repurchases and redemptions for the first half of fiscal 2014 to 18.9 million shares, including 14.5 million shares repurchased in the open market, for a total of $1.46 billion.

Accenture’s total remaining share repurchase authority at Feb. 28, 2014 was approximately $5.8 billion.

At Feb. 28, 2014, Accenture had approximately 673 million total shares outstanding, including 633 million Accenture plc Class A ordinary shares and 40 million Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares.

Business Outlook

Third Quarter Fiscal 2014

Accenture expects net revenues for the third quarter of fiscal 2014 to be in the range of $7.40 billion to $7.65 billion. This range assumes a foreign-exchange impact of zero percent compared with the third quarter of fiscal 2013.

Full Fiscal Year 2014

For fiscal 2014, the company now expects net revenue growth to be in the range of 3 percent to 6 percent in local currency, compared with 2 percent to 6 percent previously.

Accenture’s business outlook for the full 2014 fiscal year continues to assume a foreign-exchange impact of negative 0.5 percent compared with fiscal 2013.

The company now expects diluted EPS to be in the range of $4.50 to $4.62, compared with $4.44 to $4.56 previously.

Accenture continues to expect operating margin for the full fiscal year to be in the range of 14.3 percent to 14.5 percent. This compares with 15.2 percent in fiscal 2013 on a GAAP basis, which included a positive impact of 100 basis points from reductions in reorganization liabilities.  Accenture continues to expect its operating margin for fiscal 2014 to expand 10 to 30 basis points from the adjusted Non-GAAP operating margin of 14.2 percent for fiscal 2013.

For fiscal 2014, the company now expects operating cash flow to be in the range of $3.3 billion to $3.6 billion, compared with $3.6 billion to $3.9 billion previously; continues to expect property and equipment additions to be $400 million; and now expects free cash flow to be in the range of $2.9 billion to $3.2 billion, compared with $3.2 billion to $3.5 billion previously.

The company continues to expect to return at least $3.7 billion to its shareholders in fiscal 2014 through dividends and share repurchases.

The company now expects its annual effective tax rate to be in the range of 25.5 percent to 26.5 percent, compared with 26.5 percent to 27.5 percent previously.

Accenture now expects new bookings for fiscal 2014 in the range of $33 billion to $36 billion, compared with $32 billion to $35 billion previously.

Conference Call and Webcast Details

Accenture will host a conference call at 8:00 a.m. EDT today to discuss its second-quarter fiscal 2014 financial results. To participate, please dial +1 (800) 230-1074 [+1 (612) 234-9959 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com beginning at 10:00 a.m. EDT today, Thursday, Mar. 27, and continuing until Thursday, June 26, 2014. A podcast of the conference call will be available online at www.accenture.com beginning approximately 24 hours after the call and continuing until Thursday, June 26, 2014. The replay will also be available via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 320421 from 10:00 a.m. EDT Thursday, Mar. 27 through Thursday, June 26, 2014.

About Accenture

Accenture is a global management consulting, technology services and outsourcing company, with approximately 289,000 people serving clients in more than 120 countries. Combining unparalleled experience, comprehensive capabilities across all industries and business functions, and extensive research on the world’s most successful companies, Accenture collaborates with clients to help them become high-performance businesses and governments. The company generated net revenues of US$28.6 billion for the fiscal year ended Aug. 31, 2013. Its home page is www.accenture.com.

Non-GAAP Financial Information

This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: the company’s results of operations could be adversely affected by volatile, negative or uncertain economic conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; the company’s business depends on generating and maintaining ongoing, profitable client demand for the company’s services and solutions, and a significant reduction in such demand could materially affect the company’s results of operations; if the company is unable to keep its supply of skills and resources in balance with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; the markets in which the company competes are highly competitive, and the company might not be able to compete effectively; the company’s profitability could suffer if its cost-management strategies are unsuccessful, and the company may not be able to improve its profitability through improvements to cost-management to the degree it has done in the past; the company’s results of operations could materially suffer if the company is not able to obtain sufficient pricing to enable it to meet its profitability expectations; if the company’s pricing estimates do not accurately anticipate the cost, risk and complexity of the company performing its work or third parties upon whom it relies do not meet their commitments, then the company’s contracts could have delivery inefficiencies and be unprofitable; the company could have liability or the company’s reputation could be damaged if the company fails to protect client and/or company data or information systems as obligated by law or contract or if the company’s information systems are breached; the company’s results of operations and ability to grow could be materially negatively affected if the company cannot adapt and expand its services and solutions in response to ongoing changes in technology and offerings by new entrants; as a result of the company’s geographically diverse operations and its growth strategy to continue geographic expansion, the company is more susceptible to certain risks; the company’s Global Delivery Network is increasingly concentrated in India and the Philippines, which may expose it to operational risks; the company might not be successful at identifying, acquiring or integrating businesses or entering into joint ventures; the company’s work with government clients exposes the company to additional risks inherent in the government contracting environment; the company’s business could be materially adversely affected if the company incurs legal liability; the company’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; the company’s alliance relationships may not be successful or may change, which could adversely affect the company’s results of operations; outsourcing services and the continued expansion of the company’s other services and solutions into new areas subject the company to different operational risks than its consulting and systems integration services; the company’s services or solutions could infringe upon the intellectual property rights of others or the company might lose its ability to utilize the intellectual property of others; if the company is unable to protect its intellectual property rights from unauthorized use or infringement by third parties, its business could be adversely affected; the company’s ability to attract and retain business and employees may depend on its reputation in the marketplace; many of the company’s contracts include payments that link some of its fees to the attainment of performance or business targets and/or require the company to meet specific service levels, which could increase the variability of the company’s revenues and impact its margins; changes in the company’s level of taxes, and audits, investigations and tax proceedings, or changes in the company’s treatment as an Irish company, could have a material adverse effect on the company’s results of operations and financial condition; if the company is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; if the company is unable to collect its receivables or unbilled services, the company’s results of operations, financial condition and cash flows could be adversely affected; the company’s share price and results of operations could fluctuate and be difficult to predict; the company’s results of operations and share price could be adversely affected if it is unable to maintain effective internal controls; any changes to the estimates and assumptions that the company makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; the company may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###

Contact:

Roxanne Taylor
Accenture
+1 (917) 452-5106
roxanne.taylor@accenture.com

ACCENTURE PLC
CONSOLIDATED INCOME STATEMENTS
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended February 28,				Six Months Ended February 28,
	2014	% of Net Revenues	2013	% of Net Revenues	2014	% of Net Revenues	2013	% of Net Revenues
REVENUES:
Revenues before reimbursements (“Net revenues”)	$7,130,667	100%	$7,058,042	100%	$14,489,416	100%	$14,278,003	100%
Reimbursements	436,816		435,278		877,763		883,353
Revenues	7,567,483		7,493,320		15,367,179		15,161,356
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	4,900,525	68.7%	4,827,679	68.4%	9,809,927	67.7%	9,681,447	67.8%
Reimbursable expenses	436,816		435,278		877,763		883,353
Cost of services	5,337,341		5,262,957		10,687,690		10,564,800
Sales and marketing	837,255	11.7%	834,047	11.8%	1,765,465	12.2%	1,702,249	11.9%
General and administrative costs	441,605	6.2%	455,551	6.5%	889,658	6.1%	904,403	6.3%
Reorganization benefits, net	—	—%	(223,767)	(3.2)%	(18,015)	(0.1)%	(223,302)	(1.6)%
Total operating expenses	6,616,201		6,328,788		13,324,798		12,948,150
OPERATING INCOME	951,282	13.3%	1,164,532	16.5%	2,042,381	14.1%	2,213,206	15.5%
Interest income	7,960		9,859		14,716		18,626
Interest expense	(4,348)		(3,641)		(8,006)		(8,190)
Other (expense) income, net	(4,766)		10,599		(15,386)		4,163
INCOME BEFORE INCOME TAXES	950,128	13.3%	1,181,349	16.7%	2,033,705	14.0%	2,227,805	15.6%
Provision for (benefit from) income taxes	227,797		(5,749)		499,728		274,676
NET INCOME	722,331	10.1%	1,187,098	16.8%	1,533,977	10.6%	1,953,129	13.7%
Net income attributable to noncontrolling interests in Accenture SCA and Accenture Canada Holdings Inc.	(42,849)		(78,363)		(91,947)		(137,318)
Net income attributable to noncontrolling interests – other (1)	(8,182)		(6,933)		(18,884)		(15,192)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$671,300	9.4%	$1,101,802	15.6%	$1,423,146	9.8%	$1,800,619	12.6%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$671,300		$1,101,802		$1,423,146		$1,800,619
Net income attributable to noncontrolling interests in Accenture SCA and Accenture Canada Holdings Inc. (2)	42,849		78,363		91,947		137,318
Net income for diluted earnings per share calculation	$714,149		$1,180,165		$1,515,093		$1,937,937
EARNINGS PER SHARE:
-Basic	$1.06		$1.70		$2.24		$2.79
-Diluted (3)	$1.03		$1.65		$2.18		$2.71
WEIGHTED AVERAGE SHARES:
-Basic	635,929,351		649,520,337		636,314,554		644,608,780
-Diluted (3)	693,209,942		715,464,436		695,508,819		715,567,376
Cash dividends per share	$—		$—		$0.93		$0.81
_______________

(1)	Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.

(2)
Diluted earnings per share assumes the redemption of all Accenture SCA Class I common shares owned by holders of noncontrolling interests and the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis.

(3)
Diluted weighted average Accenture plc Class A ordinary shares and earnings per share amounts in fiscal 2013 have been restated to reflect additional restricted share units issued to holders of restricted share units in connection with the fiscal 2014 payment of cash dividends.

ACCENTURE PLC
SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

				Percent Increase (Decrease) Local Currency
			Percent Increase (Decrease) U.S. dollars
	Three Months Ended February 28,
	2014	2013
OPERATING GROUPS
Communications, Media & Technology	$1,408,616	$1,411,489	—%	2%
Financial Services	1,563,655	1,508,865	4	5
Health & Public Service	1,183,728	1,192,698	(1)	1
Products	1,745,515	1,680,719	4	5
Resources	1,224,897	1,251,874	(2)	—
Other	4,256	12,397	n/m	n/m
TOTAL Net Revenues	7,130,667	7,058,042	1%	3%
Reimbursements	436,816	435,278	—
TOTAL REVENUES	$7,567,483	$7,493,320	1%
GEOGRAPHY
Americas	$3,361,579	$3,279,776	2%	4%
EMEA	2,861,214	2,800,359	2	—
Asia Pacific	907,874	977,907	(7)	4
TOTAL Net Revenues	$7,130,667	$7,058,042	1%	3%
TYPE OF WORK
Consulting	$3,696,916	$3,752,965	(1)%	—%
Outsourcing	3,433,751	3,305,077	4	5
TOTAL Net Revenues	$7,130,667	$7,058,042	1%	3%

				Percent Increase (Decrease) Local Currency
			Percent Increase (Decrease) U.S. dollars
	Six Months Ended February 28,
	2014	2013
OPERATING GROUPS
Communications, Media & Technology	$2,819,599	$2,870,275	(2)%	—%
Financial Services	3,161,621	3,071,807	3	4
Health & Public Service	2,413,802	2,367,408	2	4
Products	3,546,577	3,379,262	5	6
Resources	2,539,904	2,573,339	(1)	—
Other	7,913	15,912	n/m	n/m
TOTAL Net Revenues	14,489,416	14,278,003	1%	3%
Reimbursements	877,763	883,353	(1)
TOTAL REVENUES	$15,367,179	$15,161,356	1%
GEOGRAPHY
Americas	$6,795,333	$6,612,896	3%	4%
EMEA	5,783,355	5,625,255	3	—
Asia Pacific	1,910,728	2,039,852	(6)	4
TOTAL Net Revenues	$14,489,416	$14,278,003	1%	3%
TYPE OF WORK
Consulting	$7,634,583	$7,713,641	(1)%	—%
Outsourcing	6,854,833	6,564,362	4	6
TOTAL Net Revenues	$14,489,416	$14,278,003	1%	3%
_________
n/m = not meaningful

ACCENTURE PLC
For the Three Months Ended February 28, 2014 and 2013
(In thousands of U.S. dollars)
(Unaudited)

OPERATING INCOME BY OPERATING GROUP

	Operating Income as Reported (GAAP)
	Three Months Ended February 28,
	2014		2013
	Operating Income	Operating Margin	Operating Income	Operating Margin
Communications, Media & Technology	$181,815	13%	$225,744	16%
Financial Services	209,138	13	244,158	16
Health & Public Service	145,614	12	188,218	16
Products	205,526	12	264,234	16
Resources	209,189	17	242,178	19
Total	$951,282	13.3%	$1,164,532	16.5%

	Three Months Ended February 28,
	2014		2013
	Operating Income and Operating Margin as Reported (GAAP)			Operating Income and Operating Margin Excluding Reorganization Benefits (Non-GAAP)

	Operating Income	Operating Margin	Operating Income (GAAP)	Reorganization Benefits (1)	Operating Income (2)	Operating Margin (2)	Increase (Decrease)
Communications, Media & Technology	$181,815	13%	$225,744	$43,304	$182,440	13%	$(625)
Financial Services	209,138	13	244,158	48,170	195,988	13	13,150
Health & Public Service	145,614	12	188,218	39,446	148,772	12	(3,158)
Products	205,526	12	264,234	52,924	211,310	13	(5,784)
Resources	209,189	17	242,178	40,411	201,767	16	7,422
Total	$951,282	13.3%	$1,164,532	$224,255	$940,277	13.3%	$11,005

RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE, AS REPORTED (GAAP), TO NET INCOME AND DILUTED EARNINGS PER SHARE, AS ADJUSTED (NON-GAAP)

	Three Months Ended February 28,
	2014		2013
	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
As reported (GAAP)	$722,331	$1.03	$1,187,098	$1.65
Less impact of reorganization benefits (1)(2)	—	—	(224,255)	(0.31)
Less benefit from final determinations of U.S. federal tax liabilities	—	—	(242,938)	(0.34)
As adjusted (Non-GAAP)	$722,331	$1.03	$719,905	$1.00

________

(1)	Represents reorganization benefits related to final determinations of certain reorganization liabilities established in connection with our transition to a corporate structure during 2001.

(2)	Reorganization benefits had the effect of increasing income before income taxes without any increase in income tax expense.

ACCENTURE PLC
For the Six Months Ended February 28, 2014 and 2013
(In thousands of U.S. dollars)
(Unaudited)

OPERATING INCOME BY OPERATING GROUP

	Operating Income as Reported (GAAP)
	Six Months Ended February 28,
	2014		2013
	Operating Income	Operating Margin	Operating Income	Operating Margin
Communications, Media & Technology	$335,183	12%	$408,792	14%
Financial Services	472,706	15	485,256	16
Health & Public Service	324,919	13	331,677	14
Products	452,913	13	499,926	15
Resources	456,660	18	487,555	19
Total	$2,042,381	14.1%	$2,213,206	15.5%

	Six Months Ended February 28,
	2014		2013
	Operating Income and Operating Margin as Reported (GAAP)			Operating Income and Operating Margin Excluding Reorganization Benefits (Non-GAAP)

	Operating Income	Operating Margin	Operating Income (GAAP)	Reorganization Benefits (1)	Operating Income (2)	Operating Margin (2)	Increase (Decrease)
Communications, Media & Technology	$335,183	12%	$408,792	$43,304	$365,488	13%	$(30,305)
Financial Services	472,706	15	485,256	48,170	437,086	14	35,620
Health & Public Service	324,919	13	331,677	39,446	292,231	12	32,688
Products	452,913	13	499,926	52,924	447,002	13	5,911
Resources	456,660	18	487,555	40,411	447,144	17	9,516
Total	$2,042,381	14.1%	$2,213,206	$224,255	$1,988,951	13.9%	$53,430

RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE, AS REPORTED (GAAP), TO NET INCOME AND DILUTED EARNINGS PER SHARE, AS ADJUSTED (NON-GAAP)

	Six Months Ended February 28,
	2014		2013
	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
As reported (GAAP)	$1,533,977	$2.18	$1,953,129	$2.71
Less impact of reorganization benefits (1)(2)	—	—	(224,255)	(0.31)
Less benefit from final determinations of U.S. federal tax liabilities	—	—	(242,938)	(0.34)
As adjusted (Non-GAAP)	$1,533,977	$2.18	$1,485,936	$2.06

________

(1)	Represents reorganization benefits related to final determinations of certain reorganization liabilities established in connection with our transition to a corporate structure during 2001.

(2)	Reorganization benefits had the effect of increasing income before income taxes without any increase in income tax expense.

ACCENTURE PLC
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)

	February 28, 2014	August 31, 2013
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,680,274	$5,631,885
Short-term investments	2,706	2,525
Receivables from clients, net	3,588,189	3,333,126
Unbilled services, net	1,730,495	1,513,448
Other current assets	1,632,216	1,363,194
Total current assets	10,633,880	11,844,178
NON-CURRENT ASSETS:
Unbilled services, net	30,947	18,447
Investments	43,350	43,631
Property and equipment, net	783,961	779,675
Other non-current assets	4,865,071	4,181,118
Total non-current assets	5,723,329	5,022,871
TOTAL ASSETS	$16,357,209	$16,867,049
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$167	$—
Accounts payable	936,315	961,851
Deferred revenues	2,438,786	2,230,615
Accrued payroll and related benefits	2,711,689	3,460,393
Other accrued liabilities	1,201,401	1,508,131
Total current liabilities	7,288,358	8,160,990
NON-CURRENT LIABILITIES:
Long-term debt	26,322	25,600
Other non-current liabilities	3,255,842	3,252,630
Total non-current liabilities	3,282,164	3,278,230
TOTAL ACCENTURE PLC SHAREHOLDERS’ EQUITY	5,272,315	4,960,186
NONCONTROLLING INTERESTS	514,372	467,643
TOTAL SHAREHOLDERS’ EQUITY	5,786,687	5,427,829
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$16,357,209	$16,867,049

ACCENTURE PLC
CONSOLIDATED CASH FLOWS STATEMENTS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended February 28,		Six Months Ended February 28,
	2014	2013	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$722,331	$1,187,098	$1,533,977	$1,953,129
Depreciation, amortization and asset impairments	149,140	157,266	294,467	297,190
Reorganization benefits, net	—	(223,767)	(18,015)	(223,302)
Share-based compensation expense	206,780	184,434	333,686	298,604
Change in assets and liabilities/other, net	(785,871)	(670,807)	(1,670,502)	(1,800,212)
Net cash provided by operating activities	292,380	634,224	473,613	525,409
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(76,167)	(90,241)	(135,126)	(176,788)
Purchases of businesses and investments, net of cash acquired	(472,202)	(88,011)	(609,589)	(297,963)
Other investing, net	710	1,589	1,504	2,351
Net cash used in investing activities	(547,659)	(176,663)	(743,211)	(472,400)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	112,587	112,239	292,820	276,845
Purchases of shares	(739,238)	(608,958)	(1,460,752)	(829,789)
Cash dividends paid	—	—	(630,234)	(560,135)
Other financing, net	50,572	31,295	83,571	69,993
Net cash used in financing activities	(576,079)	(465,424)	(1,714,595)	(1,043,086)
Effect of exchange rate changes on cash and cash equivalents	(15,566)	(34,943)	32,582	(14,363)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(846,924)	(42,806)	(1,951,611)	(1,004,440)
CASH AND CASH EQUIVALENTS, beginning of period	4,527,198	5,678,892	5,631,885	6,640,526
CASH AND CASH EQUIVALENTS, end of period	$3,680,274	$5,636,086	$3,680,274	$5,636,086